UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                          Date of Report: July 20, 2000



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                                    51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
     SCOTTSDALE,  ARIZONA                                        85260-1619
(Address  of  Principal  Executive  Offices)                    (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425.

ITEM  5.  OTHER  EVENTS.

On July 20, 2000, the Company issued a press release relating to its financial results for the second quarter of 2000, a copy of which is filed herewith as
Exhibit  99.1.


ITEM  7.
       (C)  Exhibits
            (99.1)   Press   Release  of  the   Company  dated   July  20,  2000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
July  20,  2000

/s/  Susan  J.  Riley
     Executive  Vice  President  and  Chief  Financial  Officer








     CYNTHIA  DEMERS  -  CORPORATE  AND  GOVERNMENT  AFFAIRS
     (480)  754-4090

     BOB  FULTON  -  INVESTOR  RELATIONS
     (480)  754-1016



                DIAL REPORTS SECOND QUARTER 2000 EARNINGS IN LINE
                              WITH REVISED GUIDANCE


SCOTTSDALE, ARIZ., JULY 20, 2000 - The Dial Corporation (NYSE: DL) announced today net income, excluding a restructuring charge and a one-time gain on a sale of property which were announced on June 28, 2000, of $9.5 million, or $0.10 per share (diluted), versus $29.4 million, or $0.29 per share (diluted), in the second quarter of 1999 and in line with revised guidance released on June 28, 2000. The year-over-year reduction in operating results was caused mainly by lower than expected sales and gross margin as previously disclosed. Net income, as reported, of $1.1 million, or $0.01 per share (diluted), includes $21.1 million of the $26 million pre-tax restructuring charge and a $6.7 million pre-tax one-time gain on the sale of property which were previously announced.

     Net sales for the quarter declined 5 percent to $408.7 million from $430.3 million in the second quarter of 1999. Net sales, including net joint venture sales, were down 2 percent for the quarter. Reasons for the year-over-year reduction in sales for the quarter include general retail trade inventory reductions and increased competition in many of the categories in which the Company competes.

     Gross margin for the quarter was 48.9 percent excluding the restructuring charge. Gross margin was negatively impacted primarily by reduced overhead absorption in the Company's manufacturing facilities associated with lower sales and a shift in the mix of sales to lower margin products. The Company's earnings were further reduced by joint venture losses of $3.6 million in the quarter. The Company's income tax expense in the quarter benefited from lower effective tax rates on income from export sales and the gain on the sale of property.

     Net income for the first half, excluding the previously announced restructuring charge and one-time gain, was $31.0 million, or $0.33 per share (diluted), versus $55.3 million, or $0.55 per share (diluted), in the prior year. Net income for the first half, including the previously announced restructuring charge and one-time gain, was $22.6 million, or $0.24 per share (diluted). Net sales for the first half declined 6 percent to $781.9 million from $829.3 million in the first half of 1999. Net sales, including joint venture sales, were down 2 percent for the half. Sales were impacted primarily by general retail trade inventory reductions and increased competitive activity throughout the first half as well as other factors previously disclosed.

     "This  has  been  a  difficult  period  for  our Company," said Mal Jozoff,
Chairman and CEO of Dial. "The combination of certain one-time events and changes in the business environment have negatively impacted our business throughout the first half of 2000. Nevertheless, we are seeing signs of improvement. Our established brands remain strong despite heavy competitive spending; our new products are being well received by our customers; and our fundamentals, like inventories and receivables, are improving. Dial is getting the problems of the first half under control and we believe we will be in a position to resume our history of progress."

     The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels, Freeman Cosmetics and Nature's Accents personal care brands. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, please access the Company's Web site at www.dialcorp.com or call the Dial Consumer Information Center at 1-800-528-0849.
                                       ###


                                              THE DIAL CORPORATION
                                              SUMMARY OF OPERATIONS
                                                    Unaudited

                                     In millions, except for per share data
                                                      QUARTER ENDED                    SIX MONTHS ENDED
                                                      -------------                    ----------------


                                                JULY 1, 2000   JULY 3, 1999    JULY 1, 2000   JULY 3, 1999
                                                -------------- -------------  --------------  -------------
Net Sales. . . . . . . . . . . . . . . . . . .  $       408.7   $       430.3  $       781.9   $       829.3
                                                --------------  -------------  --------------  -------------

Costs and expenses:
  Cost of products sold. . . . . . . . . . . .          208.9           211.2          397.4           413.7
  Asset write-downs and discontinued product
     inventories as a result of restructuring. .         17.2               -           17.2               -
                                                    --------------  -------------  --------------  -------------
                                                        226.1           211.2          414.6           413.7


  Selling, general and administrative expenses . .      169.3           164.6          310.7           312.1
  Restructuring charges and other asset writedowns        3.9               -            3.9               -
                                                    --------------  -------------  --------------  -------------
                                                        173.2           164.6          314.6           312.1

                                                        399.3           375.8          729.2           725.8
Operating income . . . . . . . . . . . . . . .            9.4            54.5           52.7           103.5
  Interest and accretion expense . . . . . . .           12.3             8.3           22.0            16.7
  Net Earnings (Loss) of Joint Venture . . . .           (3.6)              -           (4.4)              -
  Other income - Gain on Sale of facility. . . .          6.7               -            6.7               -
                                                    --------------  -------------  --------------  -------------

Income before income taxes . . . . . . . . . .            0.2            46.2           33.0            86.8

  Income taxes . . . . . . . . . . . . . . . .           (0.9)           16.8           10.4            31.5
                                                    --------------  -------------  --------------  -------------

Net income . . . . . . . . . . . . . . . . . .  $         1.1   $        29.4  $        22.6   $        55.3
                                               ==============   =============  ==============  =============
Basic earnings per share . . . . . .. . .  . .  $        0.01   $        0.30  $        0.24   $        0.56
                                                ==============   =============  ==============  =============

Diluted earnings per share . . . . . . . . . .  $        0.01   $        0.29  $        0.24   $        0.55
                                                ==============   =============  ==============  =============

Basic shares outstanding . . . . . . . . . . .           91.1            98.6           93.1            98.6

  Common share equivalents . . . . . . . . . .            0.3             2.0            0.5             2.1
                                               --------------  -------------  --------------  -------------

Diluted shares outstanding . . . . .. .  . . .           91.4           100.6           93.6           100.7
                                               ==============   =============  ==============  =============




                                       THE DIAL CORPORATION
                                       SUMMARY OF NET SALES
                                            Unaudited


                                                         In millions
                                        QUARTER ENDED                    SIX MONTHS ENDED
                                        -------------                    ----------------


                                       JULY 1, 2000   JULY 3, 1999   JULY 1, 2000   JULY 3, 1999
                                       -------------  -------------  -------------  -------------
Dial. . . . . . . . . . . . . . . . .  $       100.4  $       112.1  $       183.6  $       201.0
Purex . . . . . . . . . . . . . . . .          121.7          122.9          234.4          242.1
Renuzit . . . . . . . . . . . . . . .           50.6           48.7          101.3           98.6
Armour. . . . . . . . . . . . . . . .           51.1           57.4           95.8          111.7
Specialty Personal Care . . . . . . .           19.6           24.0           46.8           50.8
                                       -------------  -------------  -------------  -------------
  Total Domestic Branded. . . . . . .          343.4          365.1          661.9          704.2
International . . . . . . . . . . . .           47.0           46.0           85.5           89.7
Commercial Markets & Other. . . . . .           18.3           19.2           34.5           35.4
                                       -------------  -------------  -------------  -------------

Total reported - The Dial Corporation          408.7          430.3          781.9          829.3

Net Sales of Dial/Henkel, LLC
   an unconsolidated joint venture. .           11.2              -           29.0              -
                                       -------------  -------------  -------------  -------------

Total Sales
   reported and unconsolidated. . . .  $       419.9  $       430.3  $       810.9  $       829.3
                                       =============  =============  =============  =============




                                         THE DIAL CORPORATION

                                        CONDENSED BALANCE SHEET
                                               Unaudited
                                              In millions

                                                           JULY 1,        DEC. 31,
                                                            2000           1999
                                                      ------------------  ---------
ASSETS
Current assets. . . . . . . . . . . . . . . . . . .  $           400.2   $  332.5
Non-current assets. . . . . . . . . . . . . . . . .            1,054.3      937.2
                                                     ------------------  ---------

     Total assets . . . . . . . . . . . . . . . . .  $         1,454.5   $1,269.7
                                                     ==================  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities . . . . . . . . . . . . . . . .  $           356.1   $  318.1
Long-term liabilities . . . . . . . . . . . . . . .              760.0      540.3
Stockholders' equity. . . . . . . . . . . . . . . .              338.4      411.3
                                                     ------------------  ---------

     Total liabilities and stockholders' equity . .  $         1,454.5   $1,269.7
                                                     ==================  =========



                                        CONDENSED STATEMENT OF CASH FLOWS
                                               Unaudited
                                             In millions

                                                         QUARTER ENDED . . . . . ..  SIX MONTHS ENDED
                                                        ---------------            -------------------
                                                      JULY 1, . .   JULY 3,         JULY 1,    JULY 3,
                                                       2000          1999            2000        1999
                                                     ------------------  ---------  ---------  -------
Net cash provided by operations . . . . . . $            64.4    $   25.4         $   35.0     $ 25.9

Net cash used by investing activities . . . . . . .    (137.0)      (11.8)          (146.5)     (13.6)

Net cash provided (used) by financing activities. .      87.4       (13.6)           125.4      (19.4)
                                                     ------------------  ---------  ---------  -------

Net decrease in cash and cash equivalents . . . . .      14.8         0.0             13.9       (7.1)
Cash and cash equivalents, beginning of year/period       5.2         5.3              6.1       12.4
                                                     ------------------  ---------  ---------  -------

Cash and cash equivalents, end of period. . . . . . $    20.0    $    5.3         $   20.0     $  5.3
                                                     ========    ========           =========  =======
